UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

NATIONAL HOME HEALTH CARE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

        On April 19, 2007, National Home Health Care Corp. (the “Company”) issued a press release announcing that its Board of Directors had received a new proposal from Premier Home Heath Care Services, Inc., subject to due diligence, offering to acquire all of the outstanding shares of the Company in a merger transaction for $12.00 per share in cash. A copy of the press release is attached as Exhibit 99.1 hereto. The transaction is subject to financing. Affiliates of Angelo Gordon & Co. have the right to terminate the existing Agreement and Plan of Merger if the Company’s Board of Directors fails to recommend against the Premier proposal by the close of business on May 2, 2007.

Item 9.01.         Financial Statements and Exhibits.

    (d)        Exhibits.

99.1 Press Release dated April 19, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2007	NATIONAL HOME HEALTH CARE CORP. /s/ Robert P. Heller Name: Robert P. Heller Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 19, 2007.